AMF Bowling Worldwide Inc.	Corporate Headquarters 8100 AMF Drive Mechanicsville, VA 23111	Post Office Box 15060 Richmond, Virginia 23227	804/730-4000 Telephone	804/559-6276 Facsimile

FOR IMMEDIATE RELEASE	Contact: Merrell Wreden AMF 804/559-8643

News Release

WILLIAM McDONNELL TO JOIN AMF AS

CHIEF FINANCIAL OFFICER

Richmond, Virginia, December 5, 2005 – AMF Bowling Worldwide, Inc. has announced that William McDonnell will join the company as Vice President and Chief Financial Officer at the end of the year.

Since 2000, McDonnell has been with Rent-Way, Inc. (NYSE: RWY), one of the nation’s largest operators of rental-purchase stores with 791 locations in 34 states, where he is currently Chief Financial Officer.

“Bill McDonnell will be a great addition to our senior management team,” said Fred Hipp, AMF’s President and CEO. “For the last six years, he’s been a successful executive leader at a multi-unit consumer products retailer where he focused on top-line growth and margin improvement.”

“I’m excited about what I see as great potential at AMF,” said McDonnell. “This is a company that has come a long way in the past several years and has tremendous opportunities for continued growth.”

AMF is the world’s largest owner and operator of bowling centers, with over 350 centers in the United Sates. Over 20 million bowling enthusiasts a year make AMF their destination, bowling more than 100 million games. AMF is where America goes bowling. For additional information, visit www.amf.com.